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                                                                    EXHIBIT 23.5


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated March 13,1998, February 25, 1998 and August 21, 1998 for Sloan Vaults, Inc. and Affiliate, Midwest Records Management and InterMation, Inc., respectively, included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on September 18, 1998, and to all references to our Firm included in this registration statement.



                                                  /s/ Arthur Andersen LLP


San Diego,California
Omaha, Nebraska
Seattle, Washington
July 2, 1999